Exhibit 99.10

Entity 15

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Directors’ Report and Audited Financial Statements

For the year ended 31 December 2021

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

REPORTS AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

1

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

DIRECTORS’ REPORT

DIRECTORS’ REPORT

The directors present their annual report together with the audited financial statements for the year ended 31 December 2021.

1.	PRINCIPAL ACTIVITIES

The principal activities of Unique Logistics International (H.K.) Limited (the “Company”) are investment holding and the provision of air and ocean freight forwarding services.

2.	RESULTS AND APPROPRIATIONS

The results of the Company for the year ended 31 December 2021 are set out in the statement of profit or loss and other comprehensive income on page 7.

The directors do not recommend the payment of a dividend.

3.	DIRECTORS

The directors of the Company during the year and up to the date of this report were:

Mr. Lee Chi Tak, Richard

Mr. Lee Man Bun, Patrick

Mr. Wong Hon Man

In accordance with Articles 7 of the Company’s Articles of Association, all directors retire at the forthcoming annual general meeting and, being eligible, will offer themselves for re-election.

4.	DIRECTORS’ MATERIAL INTERESTS IN TRANSACTIONS, ARRANGEMENTS AND CONTRACTS THAT ARE SIGNIFICANT IN RELATION TO THE COMPANY’S BUSINESS

Saved as disclosed in notes 9(b) and 25(b) to the financial statements, no other transactions, arrangements and contracts of significance to which the Company, its holding company, any of its subsidiaries or fellow subsidiaries was a party and in which a director of the Company had a material interest whether directly or indirectly, subsisted at the end of the year or at any time during the year.

2

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

DIRECTORS’ REPORT

5.	DIRECTORS’ INTERESTS IN THE SHARES, UNDERLYING SHARES OF THE COMPANY OR ANY SPECIFIED UNDERTAKING OF THE COMPANY OR ANY OTHER ASSOCIATED CORPORATION

At no time during the year was the Company, its holding company, any of its subsidiaries or fellow subsidiaries a party to any arrangement to enable the directors of the Company (including their spouse and children under 18 years of age) to hold any interests or short positions in the shares or underlying shares in the Company or its specified undertakings or other associated corporations.

6.	MANAGEMENT CONTRACTS

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company or its subsidiaries were entered into or existed during the year.

7.	PERMITTED INDEMNITY PROVISIONS

At no time during the financial year and up to the date of this Directors’ Report, was there a permitted indemnity provision in force for the benefit of any of the directors of the Company (whether made by the Company or otherwise) or an associated company (if made by the Company).

8.	AUDITOR

The financial statements have been audited by RSM Hong Kong who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

/s/ Mr. Lee Chi Tak, Richard
Mr. Lee Chi Tak, Richard

Hong Kong, 25 July 2022

3

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the financial statements of Unique Logistics International (H.K.) Limited (the “Company”) set out on pages 7 to 54, which comprise the statement of financial position as at 31 December 2021, and the statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2021, and of its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

4

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Material Uncertainty Related to Going Concern

We draw attention to note 2(b) in the financial statements which indicates that as at 31 December 2021, the Company’s total liabilities exceeded its total assets by HKD958,838. As stated in note 2(b), this condition indicates that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Other Information

The directors are responsible for the Other Information. The Other Information comprises all of the information included in the annual report other than the financial statements and our auditor’s report thereon.

Our opinion on the financial statements does not cover the Other Information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the Other Information and, in doing so, consider whether the Other Information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this Other Information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Financial Statements

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with IFRSs issued by the IASB , HKFRSs issued by the HKICPA and the Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

5

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with section 405 of the Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

●	Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

6

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

(Incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Financial Statements (cont’d)

●	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

/s/ RSM Hong Kong
Certified Public Accountants

25 July 2022

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UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

Note	Notes	2021	2020
		HKD	HKD
Revenue	4	250,918,725	142,690,712
Freight costs		(191,433,301)	(108,114,331)
Gross profit		59,485,424	34,576,381
Other income	5	18,483,983	19,086,778
Other gains and losses	6	(406,676)	369,566
Administrative expenses		(28,831,814)	(24,723,666)
Other operating expenses		(8,117,249)	(2,978,360)
Profit from operations		40,613,668	26,330,699
Finance costs	7(a)	(3,133,041)	(4,627,096)
Profit before taxation	7	37,480,627	21,703,603
Income tax (expenses)/credit	8(a)	(665,000)	1,241,000
Profit for the year		36,815,627	22,944,603
Other comprehensive income for the year, net of tax		—	—
Total comprehensive income for the year		36,815,627	22,944,603

The notes on pages 11 to 54 form part of these financial statements

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UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

STATEMENT OF FINANCIAL POSITION

AT 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

Non-current assets	Note	2021	2020
		HKD	HKD
Property and equipment	10	2,146,767	2,568,473
Right-of-use assets	11	6,858,276	4,203,290
Investment in subsidiaries	12	18,556,978	19,066,978
Investment in an associate	13	500,000	-
Deferred tax assets	22	576,000	1,241,000
		28,638,021	27,079,741
Current assets
Trade receivables	16	76,358,998	45,338,731
Other receivables, deposits and prepayments	15	2,262,334	2,162,183
Amounts due from related parties	17	170,103	38,176,794
Investments	14	-	15,040,726
Pledged bank deposits	18	19,337,321	4,206,034
Cash at bank and on hand	18	35,804,549	3,385,543
		133,933,305	108,310,011
Current liabilities
Trade payables	19	81,680,669	62,901,777
Other payables and accrued expenses		6,082,913	3,274,557
Amounts due to related parties	17	21,139,479	2,443,313
Bank loans and overdrafts	20	47,302,817	98,012,134
Lease liabilities	21	4,088,824	1,393,311
		160,294,702	168,025,092
Net current liabilities		(26,361,397)	(59,715,081)
Total assets less current liabilities		2,276,624	(32,635,340)
Non-current liabilities
Bank loans and overdrafts	20	851,828	2,856,260
Lease liabilities	21	3,048,634	2,947,865
		3,900,462	5,804,125
NET LIABILITIES		(1,623,838)	(38,439,465)
Capital and reserve
Share capital	23	1,000,000	1,000,000
Reserves		(2,623,838)	(39,439,465)
CAPITAL DEFICIENCY		(1,623,838)	(38,439,465)

Approved by the Board of Directors on 25 July 2022 and are signed on its behalf by:

/s/ Mr. Lee Chi Tak, Richard	/s/ Mr. Wong Hon Man
Mr. Lee Chi Tak, Richard	Mr. Wong Hon Man

The notes on pages 11 to 54 form part of these financial statements.

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UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2021
(Expressed in Hong Kong dollars)

	Share capital	Accumulated losses	Total
	HKD	HKD	HKD
Balance at 1 January 2020	1,000,000	(62,384,068)	(61,384,068)
Total comprehensive income for the year	-	22,944,603	22,944,603
Balance at 31 December 2020 and 1 January 2021	1,000,000	(39,439,465)	(38,439,465)
Total comprehensive income for the year	-	36,815,627	36,815,627
Balance at 31 December 2021	1,000,000	(2,623,838)	(1,623,838)

The notes on pages 11 to 54 form part of these financial statements.

10

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

	Note	2021	2020
Operating activities		HKD	HKD

Profit before taxation		37,480,627	21,703,603
Adjustments for:
- Depreciation of property and equipment	10	695,058	550,761
- Depreciation of right-of-use assets	11	2,481,974	2,016,355
- Bad debt		54,825	33,012
- Gain on disposals of property and equipment	6	-	(5,587)
- Finance costs	7(a)	3,133,041	4,627,096
- Interest income	5	(290,974)	(228,752)
Operating profit before changes in working capital		43,554,551	28,696,488
Increase in trade receivables		(31,075,092)	(17,841,377)
(Increase)/decrease in other receivables, deposits and prepayments		(100,151)	975,701
Decrease/(increase) in amounts due from related parties		38,006,691	(14,046,222)
Increase in trade payables		18,778,892	5,099,059
Increase/(decrease) in other payables and accrued expenses		2,808,356	(992,471)
Increase/(decrease) in amount due to related parties		18,696,166	(1,836,796)
Cash generated from operations		90,669,413	54,382
Interests paid		(2,985,294)	(4,480,253)
Interest on lease liabilities		(147,747)	(146,843)
Net cash generated from/(used in) operating activities		87,536,372	(4,572,714)
Investing activities
Redemption in investments		15,040,726	8,771,225
Increase in pledged bank deposits		(15,131,287)	(34,941)
Sales proceeds from disposals of property and equipment		-	338,373
Sales proceeds from disposal of a subsidiary		10,000	-
Purchase of property and equipment		(273,352)	(1,383,788)
Interest received		290,974	228,752
Net cash (used in)/generated from investing activities		(62,939)	7,919,621
Financing activities
Proceeds from new bank loans		274,216,837	185,283,940
Repayment of bank loans		(278,068,761)	(174,738,917)
Principal elements of lease payments		(2,340,678)	(2,328,915)
Net cash (used in)/generated from financing activities		(6,192,602)	8,216,108
Net increase in cash and cash equivalents		81,280,831	11,563,015
Cash and cash equivalents at 1 January		(46,171,091)	(57,734,106)
Cash and cash equivalents at 31 December	18	35,109,740	(46,171,091)

The notes on pages 11 to 54 form part of these financial statements.

11

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

1.	COMPANY INFORMATION

Unique Logistics International (H.K.) Limited (the “Company”) was incorporated in Hong Kong with limited liability. The address of its registered office and principal place of business is Unit 05-06, 3/F., Tower 2, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong.

The principal activities of the Company were investment holding and the provision of air and ocean freight forwarding services during the year.

As at 31 December 2021, the directors consider the immediate and ultimate holding company of the Company to be Unique Logistics Holdings Limited (“ULHL”) and Rich Group Holdings Limited, which were incorporated in Hong Kong and the British Virgin Islands respectively.

The financial statements are prepared in Hong Kong dollars (“HKD”), which is also the functional currency of the Company.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”). These financial statements also comply with the applicable requirements of the Companies Ordinance (Cap. 622). Significant accounting policies adopted by the Company are disclosed below.

The IASB/HKICPA has issued certain new and revised IFRSs/HKFRSs that are first effective or available for early adoption for the current accounting period of the Company. Note 3 provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Company for the current and prior accounting periods reflected in these financial statements.

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UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Basis of preparation of the financial statements

The Company is a wholly owned subsidiary of another body corporate and therefore, in accordance with section 379(3)(a) of the Companies Ordinance, is not required to prepare consolidated financial statements.

For the purposes of compliance with sections 379 and 380 of the Companies Ordinance, these financial statements have been prepared to present a true and fair view of the state of affairs and profit or loss of the Company only. Consequently, they have been prepared in accordance with all applicable IFRSs, HKFRSs and the requirements of the Companies Ordinance which apply to the preparation of separate unconsolidated financial statements.

These financial statements do not comply with the requirements of IFRS/HKFRS10 “Consolidated Financial Statements” so far as the preparation of consolidated financial statements is concerned. As a consequence, the financial statements do not give all the information required by IFRS/HKFRS10 about the economic activities of the group of which the Company is the parent. Full compliance with IFRS/HKFRS10 would require the Company to produce consolidated financial statements which disclose this information, as neither the Company’s ultimate holding company, nor any intermediate holding company, produces consolidated financial statements in accordance with IFRSs/HKFRSs which are available for public use.

The measurement basis used in the preparation of the financial statements is the historical cost basis. Historical cost is generally based on the fair value of consideration given in exchange for assets.

The preparation of financial statements in conformity with IFRSs and HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements and estimates made by management in the application of IFRSs and HKFRSs that have significant effect on the financial statements are discussed in note 27.

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UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Basis of preparation of the financial statements (cont’d)

The financial statements have been prepared on a going concern basis. This may not be appropriate as Company’s total liabilities exceeded its total assets by HKD1,623,838 as at 31 December 2021. The continuation of the business as a going concern is dependent upon the Company attaining future profitable operations and the continuing financial support of its immediate holding company.

Should the Company be unable to continue to operate as a going concern, adjustments would have to be made to reduce the value of assets to their recoverable amount, to provide for any further liabilities which may arise, and to re-classify non-current assets and liabilities as current assets and liabilities, respectively.

ULHL, the immediate holding company, has confirmed in writing its intention to provide continuing financial support so as to enable the Company to meet its liabilities as and when they fall due and to carry on its business without a significant curtailment of operations for the foreseeable future. The directors believe that the Company will continue as a going concern and consequently have prepared the financial statements on a going concern basis.

(c)	Foreign currency translation

(i)	Functional and presentation currency

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The financial statements are presented in Hong Kong dollars, which is the Company’s functional and presentation currency.

(ii)	Transactions and balances in financial statements

Transactions in foreign currencies are translated into the functional currency on initial recognition using the exchange rates prevailing on the transaction dates. Monetary assets and liabilities in foreign currencies are translated at the exchange rates at the end of each reporting period. Gains and losses resulting from this translation policy are recognised in profit or loss.

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UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(d)	Property and equipment

Property and equipment are stated in the statement of financial position at cost less accumulated depreciation and impairment losses, if any.

Depreciation of property and equipment is calculated at rate sufficient to write off their cost, less their residual values, over their estimated useful lives on a straight-line basis. The principal annual rates are as follows:

- Leasehold improvements	20%
- Furniture and fixtures	20%
- Office equipment	20%
- Motor vehicles	25%

The residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis

The gain or loss on disposal of property and equipment is the difference between the net sales proceeds and the carrying amount of the relevant asset, and is recognised in profit or loss.

(e)	Leases

At inception of a contract, the Company assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identified asset and to obtain substantially all of the economic benefits from that use.

(i)	The Company as a lessee

Where the contract contains lease component(s) and non-lease component(s), the Company has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases.

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UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Leases (cont’d)

(i)	The Company as a lessee (cont’d)

At the lease commencement date, the Company recognises a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets which, for the Company are primarily laptops and office furniture. When the Company enters into a lease in respect of a low-value asset, the Company decides whether to capitalise the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalised are recognised as an expense on a systematic basis over the lease term.

Where the lease is capitalised, the lease liability is initially recognised at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortised cost and interest expense is calculated using the effective interest method. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.

The right-of-use asset recognised when a lease is capitalised is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses.

Right-of-use assets in which the Company is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

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UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Leases (cont’d)

(i)	The Company as a lessee (cont’d)

When the Company obtains ownership of the underlying leased assets at the end of the lease term, upon exercising purchase options, the cost of the relevant right-of-use assets and the related accumulated depreciation and impairment loss are transferred to property, plant and equipment / the carrying amount of the relevant right-of-use asset is transferred to property, plant and equipment.

Refundable rental deposits paid are accounted under IFRS/HKFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Company will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The lease liability is also remeasured when there is a change in the scope of a lease or the consideration for a lease that is not originally provided for in the lease contract (“lease modification”) that is not accounted for as a separate lease. In this case the lease liability is remeasured based on the revised lease payments and lease term using a revised discount rate at the effective date of the modification.

(ii)	The Company as a lessor

When the Company acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease. A lease is classified as a finance lease if it transfers substantially all the risks and rewards incidental to the ownership of an underlying assets to the lessee. If this is not the case, the lease is classified as an operating lease.

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UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(f)	Subsidiary

A subsidiary is an entity controlled by the Company. Control exists when the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that are presently exercisable are taken into account.

An investment in subsidiary is stated at cost less impairment losses. Results of a subsidiary are accounted for on the basis of dividends received and receivable.

The carrying amount of investment in a subsidiary is reviewed for indications of impairment at the end of each reporting period. An impairment loss is recognised to the extent that the carrying amount of an asset, or the cash-generating unit to which it belongs, is more than its recoverable amount. The recoverable amount of an asset, or of the cash-generating unit to which it belongs, is the greater of its net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of time value of money and the risks specific to the assets. An impairment loss is reversed if there has been a favourable change in estimates used to determine the recoverable amount.

(g)	Associate

Associate is an entity over which the Company has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of an entity but is not control or joint control over those policies. The existence and effect of potential voting rights that are currently exercisable or convertible, including potential voting rights held by other entities, are considered when assessing whether the Company has significant influence. In assessing whether a potential voting right contributes to significant influence, the holder’s intention and financial ability to exercise or convert that right is not considered.

An investment in an associate is stated at cost less impairment losses.

The carrying amount of investment in an associate is reviewed for indications of impairment at the end of each reporting period. An impairment loss is recognised to the extent that the carrying amount of an asset, or the cash-generating unit to which it belongs, is more than its recoverable amount. The recoverable amount of an asset, or of the cash-generating unit to which it belongs, is the greater of its net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of time value of money and the risks specific to the assets. An impairment loss is reversed if there has been a favourable change in estimates used to determine the recoverable amount.

18

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(h)	Recognition and derecognition of financial instruments

Financial assets and financial liabilities are recognised in the statement of financial position when the Company becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss (“FVTPL”)) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The Company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

The Company derecognises financial liabilities when, and only when, the Company’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

(i)	Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

19

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(i)	Financial assets (cont’d)

Debt investments held by the Company are classified into one of the following measurement categories:

-	amortised cost, if the investment is held for the collection of contractual cash flows which represent solely payments of principal and interest. Interest income from the investment is calculated using the effective interest method.

-	Fair value through other comprehensive income (“FVTOCI”) - recycling, if the contractual cash flows of the investment comprise solely payments of principal and interest and the investment is held within a business model whose objective is achieved by both the collection of contractual cash flows and sale. Changes in fair value are recognised in other comprehensive income, except for the recognition in profit or loss of expected credit losses (“ECL”), interest income (calculated using the effective interest method) and foreign exchange gains and losses. When the investment is derecognised, the amount accumulated in other comprehensive income is recycled from equity to profit or loss.

-	FVTPL if the investment does not meet the criteria for being measured at amortised cost or FVTOCI (recycling). Changes in the fair value of the investment (including interest) are recognised in profit or loss.

(j)	Trade and o ther receivables

A receivable is recognised when the Company has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the Company has an unconditional right to receive consideration, the amount is presented as a contract asset.

Receivables are stated at amortised cost using the effective interest method less allowance for credit losses.

(k)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Bank overdrafts that are repayable on demand and form an integral part of the Company’s cash management are also included as a component of cash and cash equivalents for the purpose of the cash flow statement. Cash and cash equivalents are assessed for ECL.

20

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(l)	Financial liabilities and equity instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into the definitions of a financial liability and equity instruments under IFRSs and HKFRSs. An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all of its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are set out below.

(m)	Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred and subsequently measured at amortised cost using the effective interest method.

Borrowings are classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

(n)	Trade and other payables

Trade and other payables are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

(o)	Equity instruments

Any equity instrument is any contract that evidence a residual interest in the assets of an equity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

(p)	Employee benefits

(i)	Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of the reporting period.

Employee entitlements to sick leave and maternity leave are not recognised until the time of leave.

21

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Employee benefits (cont’d)

(ii)	Pension obligations

The Company contributes to a defined contribution retirement scheme which are available to all employees. Contributions to the scheme by the Company and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Company to the funds.

(iii)	Termination benefits

Termination benefits are recognised at the earlier of the dates when the Company can no longer withdraw the offer of those benefits, and when the Company recognises restructuring costs and involves the payment of termination benefits.

(q)	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

To the extent that funds are borrowed generally and used for the purpose of obtaining a qualifying asset, the amount of borrowing costs eligible for capitalisation is determined by applying a capitalisation rate to the expenditures on that asset. The capitalisation rate is the weighted average of the borrowing costs applicable to the borrowings of the Company that are outstanding during the period, other than borrowings made specifically for the purpose of obtaining a qualifying asses. Any specific borrowing that remain outstanding after the related asset is ready for its intended use or sale is included in the general borrowing pool for calculation of capitalisation rate on general borrowings.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

22

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(r)	Government grants

A government grant is recognised when there is reasonable assurance that the Company will comply with the conditions attaching to it and that the grant will be received.

Government grants relating to income are deferred and recognised in profit or loss over the period to match them with the costs they are intended to compensate.

Government grants that become receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Company future related costs are recognised in profit or loss in the period in which they become receivable.

(s)	Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognised in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

23

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(s)	Taxation (cont’d)

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognised in profit or loss, except when it relates to items recognised in other comprehensive income or directly in equity, in which case the deferred tax is also recognised in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

(t)	Impairment of non-financial assets

The carrying amounts of non-financial assets are reviewed at each reporting date for indications of impairment and where an asset is impaired, it is written down as an expense through the statement of profit or loss to its estimated recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs. Recoverable amount is the higher of value in use and the fair value less costs of disposal of the individual asset or the cash-generating unit.

Value in use is the present value of the estimated future cash flows of the asset / cash-generating unit. Present values are computed using pre-tax discount rates that reflect the time value of money and the risks specific to the asset / cash-generating unit whose impairment is being measured.

Impairment losses for cash-generating units are allocated first against the goodwill of the unit and then pro rata amongst the other assets of the cash-generating unit. Subsequent increases in the recoverable amount caused by changes in estimates are credited to profit or loss to the extent that they reverse the impairment.

24

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Impairment of financial assets

The Company recognises a loss allowance for ECL on investments in debt instruments which are measured at amortised cost. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Company always recognises lifetime ECL for trade receivables. The ECL on these financial assets are estimated using a provision matrix based on the Company’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Company recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Company compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Company considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Company’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Company’s core operations.

25

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Impairment of financial assets (cont’d)

Significant increase in credit risk (cont’d)

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

-	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

-	significant deterioration in external market indicators of credit risk for a particular financial instrument;

-	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

-	an actual or expected significant deterioration in the operating results of the debtor;

-	significant increases in credit risk on other financial instruments of the same debtor;

-	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Company presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Company has reasonable and supportable information that demonstrates otherwise.

Despite the foregoing, the Company assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date. A financial instrument is determined to have low credit risk if:

(i)	the financial instrument has a low risk of default,

(ii)	the debtor has a strong capacity to meet its contractual cash flow obligations in the near term, and

(iii)	adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

26

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Impairment of financial assets (cont’d)

Significant increase in credit risk (cont’d)

The Company considers a financial asset to have low credit risk when the asset has external credit rating of “investment grade” in accordance with the globally understood definition or if an external rating is not available, the asset has an internal rating of “performing”. Performing means that the counterparty has a strong financial position and there is no past due amounts.

The Company regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Definition of default

The Company considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that receivables that meet either of the following criteria are generally not recoverable.

-	when there is a breach of financial covenants by the counterparty; or

-	information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Company, in full (without taking into account any collaterals held by the Company).

Irrespective of the above analysis, the Company considers that default has occurred when a financial asset is more than 180 days past due unless the Company has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

27

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Impairment of financial assets (cont’d)

Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

-	significant financial difficulty of the issuer or the counterparty;

-	a breach of contract, such as a default or past due event;

-	the lender(s) of the counterparty, for economic or contractual reasons relating to the counterparty’s financial difficulty, having granted to the counterparty a concession(s) that the lender(s) would not otherwise consider; or

-	it is becoming probable that the counterparty will enter bankruptcy or other financial reorganisation; or

-	the disappearance of an active market for that financial asset because of financial difficulties.

Write-off policy

The Company writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, including when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Company’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date; together with any additional amounts expected to be drawn down in the future by default date determined based on historical trend, the Company’s understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

28

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Impairment of financial assets (cont’d)

Measurement and recognition of ECL (cont’d)

For financial assets, the ECL is estimated as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the original effective interest rate.

If the Company has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Company measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Company recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, and does not reduce the carrying amount of the financial asset in the statement of financial position.

(v)	Financial guarantees issued, provisions and contingent liabilities

(i)	Financial guarantees issued

Financial guarantees are contracts that require the issuer (i.e. the guarantor) to make specified payments to reimburse the beneficiary of the guarantee (the “holder”) for a loss the holder incurs because a specified debtors fails to make payment when due in accordance with the terms of a debt instrument.

Where the Company issues a financial guarantee, the fair value of the guarantee (being the transaction price, unless the fair value can otherwise be reliably estimated) is initially recognised as deferred income within trade and other payables. Where consideration is received and receivable for the issuance of the guarantee, the consideration is recognised in accordance with the Company’s policies applicable to that category of assets. Where no such consideration is received or receivable, an immediate expense is recognised in profit or loss on initial recognition of any deferred income.

The amount of the guarantee initially recognised as deferred income is amortised in profit or loss over the term of the guarantee as income from financial guarantees issued. In addition, provisions are recognised in accordance with note 2(v)(ii) if and when (i) it becomes probable that the holder of the guarantee will call upon the Company under the guarantee, and (ii) the amount of that claim on the Company is expected to exceed the amount currently carried in trade and other payables in respect of that guarantee i.e. the amount initially recognised, less accumulated amortisation.

29

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(v)	Financial guarantees issued, provisions and contingent liabilities (cont’d)

(ii)	Other provisions and contingent liabilities

Provisions are recognised for liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

(w)	Revenue recognition

Revenue is recognised when control over service is transferred to the customer, at the amount of promised consideration to which the Company is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value add tax or other sales taxes and is after deduction of any trade discounts.

Revenue from the provision of freight forwarding services is recognised when control of the cargoes has transferred, being when the cargoes have been delivered to the customer’s specific location (delivery). Following delivery, the customer has the primary responsibility on delivering the cargoes and bears the risks and loss in relation to the cargoes. A receivable is recognised by the Company when the cargoes are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

Management fee income is recognised based on the state of completion of the contract. Payment for management services is not due from the customer until the management services are completed and therefore a contract asset is recognised over the period in which the management services are performed representing the entity’s right to consideration for the services performed to date.

Interest income is recognised as it accrues using the effective interest method. For financial assets measured at amortised cost or FVTOCI (recycling) that are not credit-impaired, the effective interest rate is applied to the gross carrying amount of the asset. For credit impaired financial assets, the effective interest rate is applied to the amortised cost (i.e. gross carrying amount net of loss allowance) of the asset.

30

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS

(a)	Application of new and revised IFRSs/HKFRSs

The Group has applied the following amendments to IFRSs/HKFRSs issued by the IASB/HKICPA for the first time, which are mandatorily effective for the annual period beginning on or after 1 January 2021 for the preparation of the financial statements:

Amendments to IFRS/HKFRS 9, IAS/HKAS 39, IFRS/HKFRS 7, IFRS/HKFRS 4 and IFRS/HKFRS 16	Interest Rate Benchmark Reform - Phase 2

The application of the amendments to IFRSs/HKFRSs in the current year had no material impact on the Company’s financial positions and performance for the current and prior years and/or on the disclosures set out in these financial statements.

(b)	New and revised IFRSs/HKFRSs in issue but not yet effective

The Company has not early applied new and revised IFRSs/HKFRSs that have been issued but are not yet effective for the financial year beginning on 1 January 2021. These new and revised IFRSs/HKFRSs include the following which may be relevant to the Company.

Effective for accounting periods beginning on or after

Amendments to IFRS/HKFRS 3 Business Combination - Reference to the Conceptual Framework	1 January 2022

Amendments to IAS/HKAS 16 Property Plant and Equipment - Proceeds before Intended Use	1 January 2022

Annual Improvements to IFRSs/HKFRSs 2018 - 2020 Cycle	1 January 2022

Amendments to IAS/HKAS 1 Classification of Liabilities as Current or Non-current	1 January 2022

31

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

3.	ADOPTION OF NEW AND REVISED INTERNATIONAL/HONG KONG FINANCIAL REPORTING STANDARDS (CONT’D)

(b)	New and revised IFRSs/HKFRSs in issue but not yet effective

Effective for accounting periods beginning on or after

Amendments to IAS/HKAS 1 Presentation of Financial Statements and IFRS/HKFRS Practice Statement 2 Making Materiality Judgements - Disclosure of Accounting Policies	1 January 2023

Amendments to IAS/HKAS 8 Accounting Policies, Changes in Accounting Estimates and Errors - Definition of Accounting Estimates	1 January 2023

Amendments to IAS/HKAS 12 Income Taxes - Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction	1 January 2023

The Company is in the process of making an assessment of what the impact of these amendments and new standards is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the financial statements.

4.	REVENUE

The principal activities of the Company are investment holding and the provision of air and ocean freight forwarding services.

Revenue represents gross invoiced freight income and recognised at a point in time for the year.

32

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

5.	OTHER INCOME

	2021	2020
	HKD	HKD
Bank interest income	119,065	228,752
Loan interest income	171,909	-
Dividend income	3,910,341	612,000
Government grants	615,400	2,888,634
Management income	12,596,323	14,524,350
Rental income	96,000	96,000
Other income	974,945	737,042
	18,483,983	19,086,778

6.	OTHER GAINS AND LOSSES

	2021	2020
	HKD	HKD
Gain on disposals of property and equipment	-	5,587
Net exchange (losses)/gains	(406,676)	363,979
	(406,676)	369,566

7.	PROFIT BEFORE TAXATION

Profit before taxation is arrived at after charging/(crediting):

	2021	2020
	HKD	HKD
(a) Finance costs:
Interest expense on lease liabilities	147,747	146,843
Interest on bank loans and overdrafts	2,985,294	4,480,253
	3,133,041	4,627,096
(b) Staff costs (including directors’ remuneration):
Salaries, allowances and other benefits	19,413,216	18,491,693
Contributions to defined contribution retirement plan	678,276	684,235
	20,091,492	19,175,928

33

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

7.	PROFIT/(LOSS) BEFORE TAXATION

	2021	2020
	HKD	HKD
(c) Other items:
Audit fee	113,200	123,100
Depreciation of property and equipment	695,058	550,761
Depreciation of right-of-use assets	2,481,974	2,016,355
Gain on disposals of property and equipment	-	(5,587)
Operating lease rentals
- property rentals	1,055,662	435,401
- director quarter	471,591	-
	1,527,253	435,401

8.	INCOME TAX EXPENSES/(CREDIT)

(a)	Income tax has been recognised in profit or loss as followings:

	2021	2020
	HKD	HKD

Deferred tax (note 22)	665,000	(1,241,000)

No provision for Hong Kong Profits Tax has been made in the financial statements since the Company has sufficient tax losses brought forward to set off against current year’s assessable profit.

(b)	Reconciliation between the income tax credit and profit at applicable tax rates:

	2021	2020
	HKD	HKD
Profit before taxation	37,480,627	21,703,603
Notional tax on loss before taxation, calculated at the current rate of 16.5% (2020:16.5%)	6,184,303	3,581,094
Tax effect of income that not taxable	(746,747)	(656,600)
Tax effect of expenses that not deductible	177,716	325,985
Tax effect of temporary differences not recognised Tax effect of utilisation of tax losses not	55,885	(72,694)
previously recognised	(5,671,157)	(3,177,785)
Tax losses previously recognised and reversed	665,000	-
Tax losses recognised	-	(1,241,000)
Income tax expenses/(credit)	665,000	(1,241,000)

34

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

9.	BENEFITS AND INTERESTS OF DIRECTORS

(a)	Directors’ emoluments

	2021	2020
	HKD	HKD
Fees	-	-
Salaries and allowances	2,350,368	2,890,952
Contributions to defined contribution retirement plan	36,000	36,000
	2,386,368	2,926,952

(b)	Directors’ material interests in transactions, arrangements or contracts

Identity of related parties	Nature of related party relationship	Type of transactions	2021 Volume of transactions	2021 Volume of transactions
			HKD	HKD
Unique Logistics Holdings Limited	Immediate holding company	Management income received	12,259,986	14,038,206
		Sundry income received	467,965	355,335
		Corporate fee paid	(679,842)	(346,191)
		Freight charges paid	(83,012)	(47,222)
		Management fee paid	(3,754,590)	-
ULI (South China) Limited	Fellow subsidiary	Loan interest income received	153,627	-
		Freight charges paid	418,010	(34,197)
Unique Logistics International (South China) Limited	Fellow subsidiary	Freight income received	(253)	32,843
		Loan interest income received	18,282	(478,295)
		Freight charges paid	(1,065,756)	-
		Office support services expenses paid	(131,842)
Unique Logistics International (India) Private Limited	Fellow subsidiary	Freight income received	713,985	883,956
		Freight charges paid	(158,979)	(18,551)
Unique Logistics (Korea) Co., Ltd.	Fellow subsidiary	Freight income received	40,127	26,938
		Freight charges paid	(445,716)	(197,595)
Unique Logistics International (Vietnam) Co., Ltd.	Fellow subsidiary	Freight income received	(1,094)	20,797
		Freight charges paid	(28,800)	(7,382)

35

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

9.	BENEFITS AND INTERESTS OF DIRECTORS (CONT’D)

(b)	Directors’ material interests in transactions, arrangements or contracts (cont’d)

Identity of related parties	Nature of related party relationship	Type of transactions	2021 Volume of transactions	2020 Volume of transactions
			HKD	HKD
Unique Freight Solutions (Thailand) Co., Ltd.	Fellow subsidiary	Freight income received	4,976	13,314
		Freight charges paid	313	829
Green Trident Logistics (Hangzhou) Ltd.	Fellow subsidiary	Freight income received	13,900	109
		Freight charges paid	537,861	(174,236)
Unique Logistics International (SIN) Pte. Ltd.	Fellow subsidiary	Freight income received	16,884	67,017
		Freight charges paid	(18,349)	(9,904)
Shenzhen Unique Logistics International Limited	Subsidiary	Freight income received	216,993	288,386
		Freight charges paid	117,924	-
		Dividend income	3,910,341	-
China Wealth Logistics Limited	Associate company / Subsidiary	Freight income received	18,855,324	23,274,042
		Freight charges paid	(5,082,353)	(4,055,696)
		Management income received	336,337	486,144
		Rental income received	96,000	96,000
		Dividend income	-	612,000
Unique Logistics International (ATL) LLC	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received	35,335	515,014
		Freight charges paid	(39,853)	(410,785)
Unique Logistics International (NYC), LLC	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received	75,245,522	6,270,269
		Freight charges paid	(13,615,475)	(2,739,926)

36

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

9.	BENEFITS AND INTERESTS OF DIRECTORS (CONT’D)

(b)	Directors’ material interests in transactions, arrangements or contracts (cont’d)

Identity of related parties	Nature of related party relationship	Type of transactions	2021 Volume of	2020 Volume of party relationship
			HKD	HKD
Unique Logistics International (LAX) Inc	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income received	446,646	220,058
		Freight charges paid	(386,842)	(184,013)
Unique Logistics International (BOS), Inc.	Mr. Lee Chi Tak, Richard is the beneficial member of the contracted party	Freight income Received	5,395	2,666,484
		Freight charges paid	39,562	(644,183)
PT. Unique Logistics International Indonesia	Associate company	Freight income received	103,750	-
		Freight charges paid	-	(20,024)
ULI (North & East China) Company Limited	Associate company	Freight income received	6,541	-
		Freight charges paid	(1,984,405)	(1,207,081)
ULI International Company Limited	Associate company	Freight income received	18,137	113,467
		Freight charges paid	(253,985)	(106,920)
Unique Logistics International (Shanghai) Co., Ltd.	Associate company	Freight income received	8,299	64,799
Unique International Logistics (M) Sdn. Bhd.	Associate company	Freight income received	70,602	49,038
		Freight charges paid	(276,149)	(51,081)
Uniquorn International Logistics Co., Ltd	Associate company	Freight income received	42,335	176,666
Unique Logistics International Philippines Inc.	Associate company	Freight income received	-	35,406
		Freight charges paid	(19,437)	(124,696)

37

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

9.	BENEFITS AND INTERESTS OF DIRECTORS (CONT’D)

(b)	Directors’ material interests in transactions, arrangements or contracts (cont’d)

Identity of related parties	Nature of related party relationship	Type of transactions	2021 Volume of transactions	2020 Volume of transactions
			HKD	HKD
TGF Unique Limited	Associate company	Freight income	28,391,190	7,768,468
		received Freight charges paid	(2,025,970)	(1,990,238)
Asia Freight Solutions (H.K.) Limited	Associate company	Freight income	269,645	236,438
		received Freight charges paid	-	(5,731)
Across Logistics	Associate company	Freight income	1,003,865	353,052
(H.K.) Limited		received
Across Logistics	Associate company	Freight income	197,163	256,877
(Shenzhen) Limited		received
Advance Tank International Limited	Related company	Rental expenses	(1,248,403)	(435,401)
Unique Investment Limited	Related company	Rental expenses	(628,788)	(762,087)

38

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021 (Expressed in Hong Kong dollars)

10.	PROPERTY AND EQUIPMENT

	Leasehold	Furniture and	Office	Motor
	improvements	fixtures	equipment	vehicles	Total
	HKD	HKD	HKD	HKD	HKD
Cost:
At 1 January 2020	864,901	748,792	8,518,434	488,801	10,620,928
Additions	-	42,160	1,341,628	-	1,383,788
At 31 December 2020 and
1 January 2021	864,901	790,952	9,860,062	488,801	12,004,716
Additions	217,670	-	55,682	-	273,352
At 31 December 2021	1,082,571	790,952	9,915,744	488,801	12,278,068
Accumulated depreciation:
At 1 January 2020	20,543	158,900	8,217,238	488,801	8,885,482
Charge for the year	172,980	129,424	248,357	-	550,761
At 31 December 2020 and
1 January 2021	193,523	288,324	8,465,595	488,801	9,436,243
Charge for the year	191,120	134,227	369,711	-	695,058
At 31 December 2021	384,643	422,551	8,835,306	488,801	10,131,301
Carrying value:
At 31 December 2021	697,928	368,401	1,080,438	-	2,146,767
At 31 December 2020	671,378	502,628	1,394,467	-	2,568,473

39

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

11.	RIGHT-OF-USE ASSETS

	Motor vehicle	Leased properties	Total
	HKD	HKD	HKD
At 1 January 2020	796,823	5,421,895	6,218,718
Lease modification	-	333,713	333,713
Disposals	(332,786)	-	(332,786)
Depreciation	(197,784)	(1,818,571)	(2,016,355)
At 31 December 2020 and
1 January 2021	266,253	3,937,037	4,203,290
Additions	-	5,136,960	5,136,960
Depreciation	(159,752)	(2,322,222)	(2,481,974)
At 31 December 2021	106,501	6,751,775	6,858,276

Lease liabilities of HKD7,137,458 (2020: HKD4,341,176) are recognised with related right-of-use assets of HKD6,858,276 as at 31 December 2021 (2020: HKD4,203,290). The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes.

	2021	2020
	HKD	HKD
Depreciation expenses on right-of-use assets	2,481,974	2,016,355
Interest expense on lease liabilities (included in finance cost)	147,747	146,843
Expenses relating to short-term lease (included in administrative expenses)	1,527,253	435,401

Details of total cash outflow for leases is set out in note 26(b).

40

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

12.	INVESTMENT IN SUBSIDIARIES

	202 1	2020
	HKD	HKD
Unlisted investment, at cost	18,556,978	19,066,978

Details of the subsidiaries as at 31 December 2021 is as follow:

Name	Place of incorporation / registration and operation	Paid up capital	Percentage of ownership interest/profit sharing held directly	Principal activities
Shenzhen Unique Logistics International Limited	People’s Republic of China	Renminbi (“RMB”) 16,500,000	100%	Provision of freight forwarding services

During the year, the Company disposed of 1% of its interest in China Wealth Logistics Limited, reducing it continuing interest to 50%. The proceeds on disposal of HKD10,000 were received in cash. After the disposal, the interest in China Wealth Logistics Limited was classified as investment in an associate (note 13).

13.	INVESTMENT IN AN ASSOCIATE

	2021	2020
	HKD	HKD
Unlisted investment, at cost	500,000	-

Details of the associate as at 31 December 2021 is as follow:

Name	Place of incorporation / registration and operation	Paid up capital	Percentage of ownership interest/profit sharing held directly	Principal activities
China Wealth Logistics Limited	Hong Kong	HKD1,000,000	50%	Provision of air freight forwarding services

41

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

14.	INVESTMENTS

No held-to-maturity security was held as at 31 December 2021. At 31 December 2020, held-to-maturity securities comprise 70% capital protected notes and 30% structured investment deposit, denominated in United States dollars, Hong Kong dollars and Renminbi, and were matured in 2021, issued by banks. The investments were pledged to a bank to secure banking facilities granted to the Company as set out in note 20 to the financial statements.

15.	OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

All other receivables, deposits and prepayments are expected to be recovered or recognised as expense within one year.

16.	TRADE RECEIVABLES

All trade receivables are expected to be recovered within one year.

At 31 December 2021 and 2020, no allowance was made for estimated irrecoverable trade receivables.

Trade receivables represented by:

	2021	2020
	HKD	HKD
- Third parties	29,356,760	17,182,067
- Subsidiary	168,906	16,829,189
- Associate	6,287,659	-
- Immediate holding company	-	273,605
- Fellow subsidiaries	18,689,581	5,895,424
- Related companies	21,856,092	5,158,446
	76,358,998	45,338,731

42

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021 (Expressed in Hong Kong dollars)

16.	TRADE RECEIVABLES (CONT’D)

The carrying amounts of the Company’s trade receivables are denominated in the following currencies:

	2021	2020
	HKD	HKD
Hong Kong Dollars	42,473,634	35,569,665
United States Dollars	33,962,359	9,603,588
Others	(76,995)	165,478
	76,358,998	45,338,731

Receivables that were neither past due nor impaired relate to a wide range of customers for whom there was no recent history of default.

Receivables that were past due but not impaired relate to a number of independent customers that have a good track record with the Company. Based on past experience, management believes that no loss allowance for ECL is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are considered fully recoverable. The Company does not hold any collateral over these balances

17.	AMOUNTS DUE FROM/TO RELATED PARTIES

	2021	2020
	HKD	HKD
Amounts due from related parties
- Immediate holding company	-	38,173,663
- Associate	168,422	-
- Director	1,681	3,131
	170,103	38,176,794
Amounts due to related parties
- Immediate holding company	18,716,267	-
- Subsidiary	-	82,716
- Fellow subsidiary	-	972,686
- Related company	2,423,212	1,387,911
	21,139,479	2,443,313

The balances with related parties are unsecured, interest-free and have no fixed terms of repayment.

43

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

18.	PLEDGED BANK DEPOSITS AND CASH AND CASH EQUIVALENTS

The Company’s pledged bank deposits represented deposits pledged to banks to secure banking facilities granted to the Company and a fellow subsidiary as set out in note 20 to the financial statements. The deposits are in Hong Kong dollars and United States dollars and at fixed interest rates ranging from 0.1% to 0.3% p.a. (2020: ranging from 0.1% to 0.9% p.a.) and therefore are subject to foreign currency risk, fair values and interest rate risk.

	2021	2020
	HKD	HKD
Cash at bank and on hand	35,804,549	3,385,543
Secured bank overdrafts (note 20)	(694,809)	(49,556,634)
Cash and cash equivalents in the statement of cash flows	35,109,740	(46,171,091)

Cash at bank earns interest at floating interest rates based on daily bank deposit rates.

Included in cash at bank and on hand are the following amounts denominated in currencies other than the Company’s functional currency:

	2021	2020
	HKD	HKD
United States Dollars	32,183,882	2,182,935
Renminbi	327,840	319,289
Euro Dollars	19,391	28,752
British Pound	220,369	692,621
Australian Dollars	1,092	1,153
New Zealand Dollars	384	404

19.	TRADE PAYABLES

All trade payables are expected to be settled within one year.

The trade payables represented by:

	2021	2020
	HKD	HKD
Trade payables
- Third parties	41,120,317	13,836,519
- Associate	980,933	-
- Subsidiary	-	1,443,798
- Fellow subsidiary companies	37,871,054	40,397,762
- Related companies	1,420,463	5,964,690
- Immediate holding company	287,902	1,259,008
	81,680,669	62,901,777

44

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

19.	TRADE PAYABLES (CONT’D)

The carrying amounts of the Company’s trade payables are denominated in the following currencies:

	2021	2020
	HKD	HKD
Hong Kong Dollars	38,979,349	15,889,973
Euro Dollars	166,855	-
Renminbi	30,093	155,718
United States Dollars	42,271,106	45,551,886
Pound	211,055	1,180,766
Others	22,211	123,434
	81,680,669	62,901,777

20.	BANK LOANS AND OVERDRAFTS

At 31 December 2021, except bank loans of HKD851,828 (2020: HKD2,856,260), all other bank loans and overdrafts were repayable within 1 year or on demand.

At 31 December 2021, the bank loans and overdrafts were secured as follows:

	2021	2020
	HKD	HKD
Secured bank overdrafts (note 18)	694,809	49,556,634
Secured bank loans	47,459,836	51,311,760
	48,154,645	100,868,394

The secured bank loans of HKD3,496,260 (2020: HKD3,732,312) and HKD2,856,260 (2020: HKD4,000,000) bear interest at 2.85% per annum over 3 months HIBOR/LIBOR and HKD prime rate less 2.5% respectively. The remaining bank loans bear interest ranging from 2% per annum over HIBOR of the relevant currencies to 0.5% per annum over best lending rate of the relevant currencies (2020: ranging from 1.25% per annum below best lending rate of the relevant currencies to 1% per annum over best lending rate of the relevant currencies).

45

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

20.	BANK LOANS AND OVERDRAFTS (CONT’D)

Included in bank loans and overdrafts is the following amount denominated in a currency other than the Company’s functional currency:

	2021	2020
	HKD	HKD
United States Dollars	783,036	35,225,151

At 31 December 2021, the Company had general banking facilities of approximately HKD150 million, which are shared with immediate holding company and an associate company. These facilities are secured by the following:

(i)	pledged bank deposits of the Company (note 18);
(ii)	guarantee from ultimate holding company;
(iii)	guarantees and undertakings from certain directors;
(iv)	first legal charge over certain leasehold properties of a director;
(v)	guarantee from the immediate holding company;
(vi)	guarantees from certain related companies;
(vii)	Charge over certain leasehold properties of a related company.

At 31 December 2020, the Company had general banking facilities of approximately HKD159 million, which are shared with fellow subsidiaries. These facilities are secured by the following:

(i)	pledged bank deposits of the Company (note 18);
(ii)	pledged investments of the Company (note 14);
(iii)	guarantee from ultimate holding company;
(iv)	guarantees and undertakings from certain directors;
(v)	first legal charge over certain leasehold properties of a director;
(vi)	guarantee from the immediate holding company which are partially supported by certain leasehold properties of a related company;
(vii)	guarantees from certain related companies which are partially supported by certain leasehold properties and investment securities of related companies; and
(viii)	Charge over certain leasehold properties of a related company.

46

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

21.	LEASE LIABILITIES

	Minimum		Present value of minimum
	lease payments		lease payments
	2021	2020	2021	2020
	HKD	HKD	HKD	HKD
Within one year	4,220,568	1,482,825	4,088,824	1,393,311
In the second to fifth years, inclusive	3,076,080	3,022,848	3,048,634	2,947,865
	7,296,648	4,505,673	7,137,458	4,341,176
Less: Future finance charges	(159,190)	(164,497)	N/A	N/A
Present value of lease obligations	7,137,458	4,341,176	7,137,458	4,341,176
Less: Amount due for settlement within 12 months (shown under current liabilities)			(4,088,824)	(1,393,311)
Amount due for settlement after 12 months			3,048,634	2,947,865

22.	DEFERRED TAX

The following is the deferred tax assets recognised by the Company.

Tax losses
HKD
-
At 1 January 2020	-
Credit to profit or loss for the year (note 8a)	1,241,000
At 31 December 2020 and 1 January 2021	1,241,000
Charge to profit or loss for the year (note 8a)	(665,000)
At 31 December 2021	576,000

At the end of the reporting period, the Company has unused tax losses of approximately HKD3 million (2020: HKD38 million) available for offset against future profits. A deferred tax asset has been recognised in respect of HKD576,000 (2020: HKD1,241,000) of such losses. As at 31 December 2020, no deferred tax asset has been recognised in respect of the remaining approximately HKD31 million due to the unpredictability of future profit streams. The tax losses may be carried forward indefinitely.

47

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

23.	CAPITAL AND RESERVE

(a)	Share capital

	2021		2020
	Number of Shares	Amount HKD	Number of shares	Amount HKD
Ordinary shares, issued and fully paid:
At 1 January and 31 December	1,000,000	1,000,000	1,000,000	1,000,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

(b)	Capital management

Capital comprises share capital and reserves in the statement of financial position. The Company’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders.

The Company manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analysis.

The Company is not subject to either internally or externally imposed capital requirements.

24.	FINANCIAL RISK MANAGEMENT

Exposure to credit, liquidity, foreign currency and interest rate risks arises in the normal course of the Company’s business. The Company’s exposure to these risks and the financial risk management policies and practices used by the Company to manage these risks are described below.

(a)	Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. The Company’s exposure to credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with high credit-rating assigned by international credit-rating agencies, for which the Company considers to have low credit risk.

48

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

24. FINANCIAL RISK MANAGEMENT (CONT’D)

(a)	Credit risk (cont’d)

Trade receivables

Customer credit risk is managed by each business unit subject to the Company’s established policy, procedures and control relating to customer credit risk management. Individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30-60 days from the date of billing.

The Company measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. As the Company’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Company’s different customer bases. In the opinion of the directors, allowance for ECL was insignificant as at 31 December 2021.

Expected loss rates are based on actual loss experience over the past 3 years. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

(b)	Liquidity risk

The Company is exposed to significant liquidity risk. At 31 December 2021, the Company’s total liabilities exceeded its total assets by HKD1,623,838. The maintenance of the Company as a going concern depends mainly on the ongoing financial support from the immediate holding company.

The Company’s policy is to regularly monitor its current and expected liquidity requirements to ensure that it maintains sufficient reserve of cash to meet its liquidity requirements in the short and longer term.

49

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021 (Expressed in Hong Kong dollars)

24.	FINANCIAL RISK MANAGEMENT (CONT’D)

(b)	Liquidity risk (cont’d)

The following table details the remaining contractual maturities at the end of the reporting period of the Company’s financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and earliest date the Company can be required to pay:

		2021
		Contractual undiscounted cash outflow
	Statement of financial position carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	HKD	HKD	HKD	HKD	HKD
Trade payables	81,680,669	81,680,669	81,680,669	-	-
Other payables and accrued expenses	6,082,913	6,082,913	6,082,913	-	-
Amounts due to related parties	21,139,479	21,139,479	21,139,479	-	-
Bank loans and overdrafts	48,154,645	48,483,584	47,625,931	857,653
Lease liabilities	7,137,458	7,296,648	4,220,568	2,348,448	727,632
	164,195,164	164,683,293	160,749,560	3,206,101	727,632

		2020
		Contractual undiscounted cash outflow
	Statement of financial position carrying amount	Total	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years
	HKD	HKD	HKD	HKD	HKD
Trade payables	62,901,777	62,901,777	62,901,777	-	-
Other payables and accrued expenses	3,274,557	3,274,557	3,274,557	-	-
Amounts due to related parties	2,443,313	2,443,313	2,443,313	-	-
Bank loans and overdrafts	100,868,394	102,997,407	100,081,960	2,057,794	857,653
Lease liabilities	4,341,176	4,505,673	1,482,825	1,203,768	1,819,080
	173,829,217	176,122,727	170,184,432	3,261,562	2,676,733

(c)	Foreign currency risk

The Company is not exposed to any significant foreign currency risk as its monetary assets and transactions are predominately in United States dollars and Hong Kong dollars. As Hong Kong dollar is pegged to United States dollar, the Company does not expect any significant exposure to foreign currency risk.

50

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

24.	FINANCIAL RISK MANAGEMENT (CONT’D)

(d)	Interest rate risk

The Company’s interest rate arises primarily from pledged bank deposits, bank balances and bank loans. Bank balances and bank loans contracted at variable rates expose the Company to fair value interest rate risk.

(e)	Categories of financial instruments at 31 December

	2021	2020
	HKD	HKD
Financial assets:
Financial assets measured at amortised cost	133,422,773	108,069,423

Financial liabilities:
Financial liabilities at amortised cost	157,057,706	169,488,041

(f)	Fair value

All financial instruments are carried at amounts not materially different from their fair values as at 31 December 2021 and 2020.

25.	MATERIAL RELATED PARTY TRANSACTIONS

(a)	Transactions with key management personnel

	2021	2020
	HKD	HKD
Salaries and other benefits	3,740,341	4,223,936
Contributions to defined contribution retirement plan	72,000	72,000
	3,812,341	4,295,936

3 out of 5 members of key management personnel are the directors of the Company, and the remuneration for them has been included in total amount of directors’ remuneration disclosed in note 9(a) above.

51

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021 (Expressed in Hong Kong dollars)

25.	MATERIAL RELATED PARTY TRANSACTIONS (CONT’D)

(b)	Transactions with other related parties

Apart from the above and the financing arrangements as mentioned in notes 16, 17 and 19, the Company entered into the following material related party transactions during the year:

	2021	2020
	HKD	HKD
Immediate holding company
Management income received	12,259,986	14,038,206
Sundry income received	467,965	355,335
Corporate fee paid	679,842	346,191
Freight charges paid	83,012	47,222
Management fee paid	3,754,590	-

Fellow subsidiary companies
Freight income received	788,525	1,044,974
Freight charges paid	761,416	919,331
Loan interest income received	171,909	-
Office support service expenses paid	131,842	-

Subsidiaries
Freight income received	2,840,610	23,562,428
Freight charges paid	1,616,264	4,055,696
Rental income received	40,000	96,000
Dividend income received	3,910,341	612,000
Management income received	75,000	486,144

Associate
Freight income received	16,274,042	-
Freight charges paid	3,348,165	-
Management income received	261,337	-
Rental income received	56,000	-

Related companies
Freight income received	105,802,090	18,726,036
Freight charges paid	18,562,554	7,484,678
Rent paid	1,877,191	1,197,488

Balances with related parties are disclosed in the statement of financial position and in notes 16, 17 and 19 to the financial statements.

52

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021 (Expressed in Hong Kong dollars)

26.	NOTES TO STATEMENT OF CASH FLOWS

(a)	Reconciliation of liabilities arising from financing activities

The table below details changes in the Company’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Company’s statement of cash flows as cash flows from financing activities.

	1 January 2021	Cash flows	Additions	Interest expenses	31 December 2021
	HKD	HKD	HKD	HKD	HKD
Secured bank overdraft (note 20)	49,556,634	(50,338,938)	-	1,477,113	694,809
Secured bank loan (note 20)	51,311,760	(5,360,105)	-	1,508,181	47,459,836
Lease liabilities (note 21)	4,341,176	(2,488,425)	5,136,960	147,747	7,137,458
	105,209,570	(58,187,468)	5,136,960	3,133,041	55,292,103

	1 January		Lease	Interest	31 December
	2020	Cash flows	modification	expenses	2020
	HKD	HKD	HKD	HKD	HKD
Secured bank overdraft (note 20)	61,699,328	(14,890,652)	-	2,747,958	49,556,634
Secured bank loan (note 20)	40,766,737	8,812,728	-	1,732,295	51,311,760
Lease liabilities (note 21)	6,336,378	(2,475,758)	333,713	146,843	4,341,176
	108,802,443	(8,553,682)	333,713	4,627,096	105,209,570

(b)	Total cash outflow for leases

Amounts included in the cash flow statements for leases comprise the following:

	2021	2020
	HKD	HKD
Within operating cash flows	1,675,338	582,244
Within financing cash flows	2,340,678	2,328,915
	4,016,016	2,911,159

These amounts relate to the following:

	2021	2020
	HKD	HKD
Lease rental paid	4,016,016	2,911,159

53

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

27.	ACCOUNTING ESTIMATES AND JUDGEMENTS

Note 24 contains information about the assumptions and their risk factors relating to financial instruments. Other key sources of estimates and judgements are as follows:

(a)	Going concern basis

The financial statements have been prepared on a going concern basis, the validity of which depends upon the financial support from the immediate holding company at a level sufficient to finance the working capital requirements of the Company. Details are set out in note 2(b) to the financial statements.

(b)	Impairment of property and equipment and right-of-use assets

Property and equipment and right-of-use assets are stated at costs less accumulated depreciation and impairment, if any. In determining whether an asset is impaired, the Company has to exercise judgment and make estimation, particularly in assessing: (1) whether an event has occurred or any indicators that may affect the asset value; (2) whether the carrying value of an asset can be supported by the recoverable amount, in the case of value in use, the net present value of future cash flows which are estimated based upon the continued use of the asset; and (3) the appropriate key assumptions to be applied in estimating the recoverable amounts including cash flow projections and an appropriate discount rate. When it is not possible to estimate the recoverable amount of an individual asset (including right-of-use assets), the Company estimates the recoverable amount of the cash-generating unit to which the assets belongs. Changing the assumptions and estimates, including the discount rates or the growth rate in the cash flow projections, could materially affect the recoverable amounts.

The carrying amount of property and equipment and right-of-use assets as at 31 December 2021 were HKD2,146,767 (2020: HKD2,568,473) and HKD6,858,276 (2020: HKD4,203,290) respectively.

(c)	Impairment of investment in subsidiaries

The Company reviews annually the recoverable amounts of its investment in subsidiaries in order to ascertain whether there are any indications of impairments. The assessm ent of the impairment involves judgement and estimates. Where the actual outcome in future is different from the original estimate, such difference will impact the carrying value of the investment in subsidiaries and impairment in the period in which such estimate has been changed.

As at 31 December 2021, no impairment loss on investment in subsidiaries has been provided (2020: HKDNil).

54

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

27.	ACCOUNTING ESTIMATES AND JUDGEMENTS (CONT’D)

(d)	Impairment of trade receivables

The management of the Company estimates the amount of impairment loss for ECL on trade receivables based on the credit risk of trade receivables. The amount of the impairment loss based on ECL model is measured as the difference between all contractual cash flows that are due to the Company in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the effective interest rate determined at initial recognition. Where the future cash flows are less than expected, or being revised downward due to changes in facts and circumstances, a material impairment loss may arise.

As at 31 December 2021, the carrying amount of trade receivables is HKD76,358,998 with no allowance for doubtful debts (2020: HKD45,338,731 with no allowance for doubtful debts).

Appendix i

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

DETAILED INCOME STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

(For Management Information Only)

	2021	2020
	HKD	HKD
FREIGHT INCOME	250,918,725	142,690,712
Freight costs (Appendix ii)	(191,433,301)	(108,114,331)
GROSS PROFIT OTHER INCOME	59,485,424	34,576,381
Bank interest income	119,065	228,752
Loan interest income	171,909	-
Dividend income	3,910,341	612,000
Government subsidy	615,400	2,888,634
Management income	12,596,323	14,524,350
Rental income	96,000	96,000
Sundry income	974,945	737,042
OTHER GAINS AND LOSSES	18,483,983	19,086,778
Gain on disposals of property and equipment	-	5,587
Net exchange (losses)/gains	(406,676)	363,979
EXPENDITURE (APPENDIX ii)	(406,676)	369,566
Administrative expenses	28,831,814	24,723,666
Other operating expenses	8,117,249	2,978,360
	36,949,063	27,702,026
OPERATING PROFIT	40,613,668	26,330,699
Finance costs (Appendix ii)	(3,133,041)	(4,627,096)
PROFIT BEFORE TAXATION	37,480,627	21,730,603

Appendix ii

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

OVERHEAD EXPENSES

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

(For Management Information Only)

	2021	2020
	HKD	HKD
FREIGHT COSTS
Agency fees	289,447	590,175
Freight and handling charges	191,143,854	107,524,156
	191,433,301	108,114,331
ADMINISTRATIVE EXPENSES
Distribution costs
Advertisement and promotion	11,170	13,640
Claim expenses	-	1,590
Staff commission	3,065,853	1,956,391
Motor vehicles expenses	340,039	393,377
Telephone, facsimile and internet	238,181	210,966
	3,655,243	2,575,964
Staff
Directors’ remuneration	2,229,171	2,164,865
Provident fund contributions	642,276	648,235
Recruitment expenses	13,624	-
Salaries and bonuses	16,979,236	15,146,967
Staff welfare benefits	227,185	417,774
	20,091,492	18,377,841
Premises
Building management fee	429,561	434,170
Computer expenses	200,705	145,339
Depreciation of right-of-use assets	2,481,974	2,016,355
Office cleaning expenses	84,000	86,129
Office support services expenses	131,842	-
Rent and rates expenses - office	1,248,886	651,190
Rent and rates expenses - storage	34,078	38,064
Repairs and maintenance expenses	263,371	259,893
Utility electricity and water	210,662	138,721
	5,085,079	3,769,861
	28,831,814	24,723,666

Appendix ii (cont’d)

UNIQUE LOGISTICS INTERNATIONAL (H.K.) LIMITED

OVERHEAD EXPENSES (CONT’D)

FOR THE YEAR ENDED 31 DECEMBER 2021

(Expressed in Hong Kong dollars)

(For Management Information Only)

	2021	2020
	HKD	HKD
OTHER OPERATING EXPENSES
Communications
Postage and courier charges	31,134	30,241
Printing and stationery	228,457	238,202
	259,591	268,443
Financial and other expenses
Auditor’s remuneration	113,200	123,100
Bank charges	1,662,396	1,171,660
Bad debt	54,825	33,012
Business registration fee	500	500
Corporate fee	679,842	346,191
Depreciation of property and equipment	695,058	550,761
General expenses	32,376	68,367
Insurance	(146,237)	(91,693)
Legal and professional fees	393,189	79,674
Dues & subscription	135,716	197,457
Stamp duty	7,544	-
Withholding tax	195,517	-
Management fee expenses	3,754,590	-
	7,578,516	2,479,029
Travelling and entertainment
Donation	-	1,198
Entertainment	112,818	58,432
Travelling - local	166,324	171,258
	279,142	230,888
	8,117,249	2,978,360
FINANCE COSTS
Interest expense on lease liabilities	147,747	146,843
Interest on bank loans and overdraft	2,985,294	4,480,253
	3,133,041	4,627,096